UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
December 6, 2023

OPTION CARE HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11993	05-0489664
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3000 Lakeside Dr. Suite 300N, Bannockburn, IL 60015
(Address of principal executive offices)

(312) 940-2443

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	OPCH	Nasdaq Global Select Market

Item 1.01. Entry into a Material Definitive Agreement

On December 7, 2023, Option Care Health, Inc. (the “Company”), certain of its subsidiaries, the Incremental Revolving Lenders party thereto and Bank of America, N.A., as administrative agent, entered into the second amendment (the “Amendment”) to the amended and restated first lien credit agreement, dated as of October 27, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date of the Amendment, the “Existing Credit Agreement” and, as amended by the Amendment, the “Credit Agreement”). The Amendment, among other things, provides for revolving credit commitments by the applicable Revolving Credit Lenders in an aggregate amount of $400,000,000 (the “New Revolver Facility”) pursuant to which such lenders have agreed to make Revolving Credit Loans to the Company and other borrowers from time to time party thereto on the terms and subject to the conditions set forth in the Credit Agreement. This summary is qualified in its entirety by reference to the Amendment attached hereto as Exhibit 10.1 and incorporated herein by reference. Capitalized terms used in this Item 1.01 but not defined herein have the meaning assigned to such terms in the Amendment or the Credit Agreement, as applicable.

Borrowings under the New Revolver Facility will bear interest at a rate equal to, at the option of the Company, either (i) the Term SOFR applicable thereto plus the Applicable Rate or (ii) the then applicable Base Rate plus the Applicable Rate, which Applicable Rate shall be, subject to certain caveats thereto, as follows (i) until delivery of financial statements and related Compliance Certificate for the first full fiscal quarter ending after the effective date of the Amendment, (A) for Term SOFR Loans, 1.75%, (B) for Base Rate Loans, 0.75% and (ii) thereafter, the following percentages per annum, based upon the Total Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to the terms of the Credit Agreement:

Pricing Level	Total Net Leverage Ratio	Applicable Rate for Term SOFR Loans	Applicable Rate for Base Rate Loans
I	Greater than or equal to 3.00x	2.25%	1.25%
II	Less than 3.00x, but greater than or equal to 2.25x	2.00%	1.00%
III	Less than 2.25x but greater than or equal to 1.50x	1.75%	0.75%
IV	Less than 1.50x but greater than or equal to 1.00x	1.50%	0.50%
V	Less than 1.00x	1.25%	0.25%

All obligations under the New Revolver Facility receive the benefit of the same guarantees and liens as the existing Term B Loans under the Existing Credit Agreement.

The Amendment contains additional negative covenants solely for the benefit of the Revolving Credit Lenders, which further limit and restrict the Company’s and its Restricted Subsidiaries’ ability to:

•	incur additional debt or issue certain equity interests;

•	make investments (including acquisitions);

•	pay dividends or make distributions; and

•	incur or permit to exist liens

The Amendment also contains certain financial covenants solely for the benefit of the Revolving Credit Lenders.

Certain of the lenders under the Amendment and their affiliates have in the past engaged, and may in the future engage, in transactions with and perform services, including commercial banking, financial advisory and investment banking services, for the Company and its affiliates in the ordinary course of business for which they have received or will receive customary fees and expenses.

The New Revolver Facility matures on the date that is the earlier of (i) December 7, 2028 and (ii) the date that is 91 days prior to the stated maturity date applicable to any Term B Loans.

Item 1.02. Termination of a Material Definitive Agreement.

Substantially concurrently with the closing of the New Revolver Facility, the Company repaid all loans under, and terminated, that certain ABL Credit Agreement, dated as of August 6, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “ABL Credit Agreement”), by and among the Company, the other parties from time to time party thereto, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent for such lenders. The material terms and conditions of the ABL Credit Agreement were described in our Current Reports on Form 8-K filed on August 7, 2019, October 6, 2020, January 22, 2021, October 29, 2021 and January 19, 2023.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended and Restated Executive Severance Plan

On December 6, 2023, the Board of Directors of the Company adopted the Option Care Health, Inc. Amended and Restated Executive Severance Plan (the “Severance Plan”), which amends and restates the Option Care Health, Inc. Executive Severance Plan. The Severance Plan provides severance benefits to certain key management personnel of the Company, including the Company’s Chief Executive Officer, Chief Financial Officer, and such other employees designated for participation by the Committee (including each currently employed named executive officer of the Company other than Richard Denness, as described below) (collectively, the “Covered Executives”) whose employment is terminated by the Company for any reason other than for Cause, death or Disability (each as defined in the Severance Plan), or by the Covered Executive for Good Reason (as defined in the Severance Plan, and each such termination, a “Qualified Termination”).

Under the terms of the Severance Plan, upon a Covered Executive’s Qualified Termination other than during the 24-month period following a Change in Control (as defined in the Severance Plan, and such period, the “CIC Protection Period”), the Covered Executive would be eligible to receive the following severance benefits: (i) a cash severance payment equal to the Covered Executive’s base salary multiplied by his or her applicable Severance Multiple (as defined below); (ii) continuation of medical, dental and vision coverage for the duration of the applicable Severance Period (as defined below); (iii) a prorated payout of the Covered Executive’s annual bonus for the year in which the Qualified Termination occurs, based on actual performance; (iv) any earned but unpaid annual bonus from prior years; and (v) accelerated vesting of (A) the portions of such Covered Executive’s outstanding stock option and time-based restricted stock unit awards that would have vested had the Covered Executive remained employed with the Company through the next scheduled vesting date for each such award, and (B) a prorated portion of such Covered Executive’s outstanding performance-based equity awards, based on the target performance level. The applicable Severance Multiples for a Qualified Termination outside of the CIC Protection Period are: 2.00 for the Chief Executive Officer, 1.50 for the Chief Financial Officer, and 1.25 for the other participants in the Severance Plan. The applicable Severance Period for a Qualified Termination (occurring either outside of or during the CIC Protection Period) are: 18 months for the Chief Executive Officer, 15 months for the Chief Financial Officer, and 12 months for the other participants in the Severance Plan.

In the event that the Qualified Termination occurs during the CIC Protection Period, the Covered Executive would be eligible to receive the following severance benefits: (i) a cash severance payment equal to the Covered Executive’s base salary multiplied by his or her applicable Severance Multiple; (ii) a payment equal to his or her target annual bonus opportunity for the year in which the Qualified Termination occurs; (iv) a payment for a prorated portion of his or her target annual bonus for the year in which the Date of Termination occurs; (v) any earned but unpaid annual bonus from prior years; and (vi) (A) accelerated vesting of the Covered Executive’s outstanding stock option, time-based restricted stock unit awards, and performance-based equity awards, based on the greater of target and actual performance with respect to performance-based equity awards. The applicable Severance Multiples for a Qualified Termination during the CIC Protection Period are: 3.00 for the Chief Executive Officer, 2.50 for the Chief Financial Officer, and 2.25 for the other participants in the Severance Plan.

The foregoing severance payments and benefits are subject to the Covered Executive’s execution and non-revocation of a general release of claims in favor of the Company and compliance with certain restrictive covenants related to confidentiality, return of property, non-competition and non-disparagement.

The foregoing summary is qualified in its entirety by reference to the Option Care Health, Inc. Amended and Restated Executive Severance Plan attached hereto as Exhibit 10.2 and incorporated herein by reference.

Deferred Compensation Plan

On December 6, 2023, the Board adopted a non-qualified deferred compensation plan (the “NQDC Plan”) which provides the Company’s executive officers, including each of the named executive officers, and a select group of employees of the Company and its affiliates with the opportunity to elect to defer receipt of a portion of salary, bonus, commissions, and such other cash or equity-based compensation approved by the Compensation Committee of the Board. The NQDC Plan also allows the Company to make discretionary contributions to participant accounts that may be subject to one or more vesting schedules. Distributions of participant accounts will be made following a participant’s separation of service, death, unforeseeable emergency, or as of a future payment date specified by the participant.

The foregoing summary is qualified in its entirety by reference to the Option Care Health, Inc. Deferred Compensation Plan attached hereto as Exhibit 10.3 and incorporated herein by reference.

Richard Denness Transition and Separation Agreement

On December 11, 2023, the Company announced that Richard Denness ceased to serve as the Company's Chief Commercial Officer, effective December 7, 2023. Mr. Denness is expected to continue providing services to the Company as a non-executive employee through March 31, 2024. In connection with Mr. Denness' transition and separation, it is expected that the Company and Mr. Denness will enter into a transition and separation agreement, the material terms of which have not been finalized as of the date of this Current Report on Form 8-K.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 6, 2023, the Board of Directors of the Company unanimously adopted Fourth Amended and Restated By-Laws of the Company (the by-laws, as so amended and restated, the “Amended and Restated By-Laws”), effective immediately.

The Amended and Restated By-Laws, among other things:

•	Permit a stockholder, or a group of up to 20 stockholders, owning at least 3% of the Company’s outstanding common stock continuously for at least three years, to nominate and include in the Company’s proxy materials for an annual meeting of stockholders director nominees constituting up to the greater of two nominees or 20% of the number of directors in office;

•	Modify the existing procedural mechanics and disclosure requirements for stockholder nominations of directors and submissions of stockholder proposals (other than proposals to be included in the Company’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended) at stockholder meetings, including to require additional disclosures from stockholders providing notice, other persons associated with such stockholders and proposed director nominees, and to address matters relating to the universal proxy card rules adopted by the U.S. Securities and Exchange Commission;

•	Provide that any stockholder soliciting proxies from other stockholders must use a proxy card color other than white;

•	Supplement the topics on which the Board of Directors and the chair of a stockholder meeting may adopt rules, regulations and procedures at a stockholder meeting;

•	Permit special meetings of the Board of Directors to be called on less than two days’ advanced notice;

•	Provide that the Chair and Vice Chair of the Board are not automatically officer positions; and

•	Make various other updates, including ministerial and conforming changes.

The foregoing summary of the amendments does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amended and Restated By-Laws, which are attached hereto as Exhibit 3.1 and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Exhibit Description
3.1	Fourth Amended and Restated By-Laws of Option Care Health, Inc., effective as of December 6, 2023
10.1	Second Amendment to Amended and Restated First Lien Credit Agreement, dated as of December 7, 2023, among Option Care Health, Inc. (f/k/a BioScrip, Inc.), a Delaware corporation, each other Loan Party (as defined therein) party thereto, each Incremental Revolving Lender (as defined therein) party thereto and Bank of America, N.A., as administrative agent
10.2	Option Care Health, Inc. Amended and Restated Executive Severance Plan
10.3	Option Care Health, Inc. Deferred Compensation Plan
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Option Care Health, Inc.

Date:	December 11, 2023	By:	/s/ Michael Shapiro
Michael Shapiro
Chief Financial Officer